Exhibit 1.1

                              PRICING AGREEMENT

          Donaldson, Lufkin & Jenrette
            Securities Corporation
          Bear, Stearns & Co. Inc.
          J.P. Morgan Securities Inc.
          NationsBanc Capital Markets, Inc.
          c/o Donaldson, Lufkin & Jenrette
            Securities Corporation
          140 Broadway
          New York, New York  10005

                              April 12, 1995

          Ladies and Gentlemen:

                  Rite Aid Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 1, 1993 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospec-tus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Repre-sentatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

                  An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relat-ing to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

                  Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and to sell to each of the Underwriters, and each of the Under-writers agrees, severally and not jointly, to purchase from the Company, at the time and place and at the pur-chase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the principal amount of Designated Securi-ties covered by Delayed Delivery Contracts, if any, as may be specified in Schedule II.

                  Section 7(d) of the Underwriting Agreement is hereby amended for purposes of the Designated Securities to provide that Franklin C. Brown, Senior Vice President and General Counsel of the Company, will substitute for Skadden, Arps, Slate, Meagher & Flom and deliver a writ-ten opinion dated the Time of Delivery containing the opinions set forth in Section 7(d).

                  If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall consti-tute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request.

                                   RITE AID CORPORATION

                                   By:  /s/ Frank Bergonzi
                                        Name:   Frank Bergonzi
                                        Title:  Executive Vice
                                                President and Chief
                                                Financial Officer

          Accepted as of the
          date hereof:

          Donaldson, Lufkin & Jenrette
            Securities Corporation
          Bear, Stearns & Co. Inc.
          J.P. Morgan Securities Inc.
          NationsBanc Capital Markets, Inc.

          By:  DONALDSON, LUFKIN & JENRETTE
                 SECURITIES CORPORATION

          By:  /s/ Katherine Morris
               Name:   Katherine Morris
               Title:  Senior Vice President



                                  SCHEDULE I

                                                  Principal Amount
                                                  of Designated
                                                  Securities to be
          Underwriter                             Purchased
          -----------                             -----------------

          Donaldson, Lufkin & Jenrette
            Securities Corporation                $  75,000,000
          Bear, Stearns & Co. Inc.                   50,000,000
          J.P. Morgan Securities Inc.                50,000,000
          NationsBanc Capital Markets, Inc.          25,000,000
                                                    -----------
             Total  . . . . . . . . . . . .       $ 200,000,000
                                                    ===========


                                SCHEDULE II

     TITLE OF DESIGNATED SECURITIES:

        7-5/8% Senior Notes due April 15, 2005

     AGGREGATE PRINCIPAL AMOUNT:

        $200,000,000

     PRICE TO PUBLIC:

        99.757% of the principal amount plus accrued interest from April 20, 1995

     PURCHASE PRICE BY UNDERWRITERS:

        99.107% of the principal amount plus accrued interest from April 20, 1995

     SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

        Federal or other immediately available funds

     INDENTURE:

        Indenture dated as of August 1, 1993, between the Company and First Trust of New York, National Association, as Trustee

     MATURITY:

        April 15, 2005

     INTEREST RATE:

        7-5/8%

     INTEREST PAYMENT DATES:

        April 15 and October 15, commencing October 15, 1995

     REDEMPTION PROVISIONS:

        No provisions for redemption

     SINKING FUND PROVISIONS:

        No sinking fund provisions

     TIME OF DELIVERY:

        April 20, 1995

     CLOSING LOCATION:

        Skadden, Arps, Slate, Meagher & Flom
        919 Third Avenue
        New York, New York  10022

     DELAYED DELIVERY:

        None

     NAMES AND ADDRESSES OF REPRESENTATIVES:

        Designated Representatives: Donaldson, Lufkin & Jenrette
                                      Securities Corporation
                                    Bear, Stearns & Co. Inc.
                                    J.P. Morgan Securities Inc.
                                    NationsBanc Capital Markets, Inc.

        Address for Notices, etc.:  Donaldson, Lufkin & Jenrette
                                      Securities Corporation
                                    140 Broadway
                                    New York, New York  10005

     OTHER TERMS:

        The Designated Securities will be issuable only in book entry form and will trade through The Depository Trust Company's Same Day Funds Settlement System.